Exhibit 99.1

Arena Pharmaceuticals Provides Corporate Update and Reports First Quarter 2019 Financial Results

•	Etrasimod ELEVATE UC Phase 3 Program expected to initiate mid-year targeting significant unmet need in ulcerative colitis
•	Multiple first- or best-in-class therapeutics, strong leadership team and liquidity position of approximately $1.3 billion

SAN DIEGO, Calif., May 8, 2019 - Arena Pharmaceuticals, Inc. (Nasdaq: ARNA) today provided a corporate update and reported financial results for the first quarter ended March 31, 2019.

“We are continuing to make significant progress on advancing our internally developed potential first- or best-in-class compounds,” said Amit D. Munshi, President and CEO of Arena. “Today, we are excited to share additional detail around the ELEVATE UC program for etrasimod in ulcerative colitis that we plan to initiate mid-year. With the exciting data shown to date, demonstrating etrasimod’s sustained, long-term efficacy and safety, we hope to address the significant unmet need that still remains in inflammatory bowel disease, where 60-80% of patients are either not receiving or failing a biologic.”

Pipeline Update

Etrasimod – Next generation, once-daily, oral, selective sphingosine-1-phosphate (S1P) receptor modulator in development for the treatment of multiple immune and inflammatory diseases

•

Ulcerative colitis (UC): The etrasimod global Phase 3 ELEVATE UC registrational program aims to include over 40 countries and will consist of two key trials to evaluate etrasimod 2 mg in subjects with moderately to severely active ulcerative colitis. Firstly, ELEVATE UC 52, a treat-through trial with a 12-week induction period followed by 40 weeks of maintenance in approximately 370 subjects, is expected to initiate mid-year. Secondly, ELEVATE UC 12, a 12-week induction period trial in approximately 330 subjects, is expected to initiate at a later date to optimize time to market. We plan to conduct additional studies to provide evidence of differentiation for health care providers and payers.

•	Crohn’s disease (CD):
o	Phase 2b-3 planning ongoing

•	Atopic dermatitis (AD):
o	Phase 2 planning ongoing

Olorinab – Oral, peripherally active, highly selective, full agonist of cannabinoid receptor type 2 (CB2) in development for the treatment of visceral pain associated with gastrointestinal (GI) diseases

•	Irritable bowel syndrome (IBS) pain
o	Phase 2b planning ongoing

APD418 – First-in-class, calcium-independent myofilament derepressor (CMD) in preclinical development for the treatment of decompensated heart failure (DHF)

•	Preclinical program advancing

Etrasimod, olorinab and APD418 are investigational compounds that are not approved for any use in any country.

Financial Update

First Quarter 2019 Financial Results

•

Revenues totaled $801.1 million, consisting of $800.0 million of revenue from the United Therapeutics upfront payment ($785.4 million net of costs associated with the transaction) and $1.0 million of royalty revenue.

•

Research and development expenses totaled $45.4 million, including $3.2 million related to ralinepag development program incurred prior to the transition to United Therapeutics and $6.7 million related to non-cash share-based compensation

•	General and administrative expenses totaled $16.6 million, including $6.3 million related to non-cash share-based compensation
•	The Company recorded a tax provision of $110.3 million as a result of utilizing the deferred tax assets that were recorded in the fourth quarter of 2018
•	Net income attributable to stockholders of Arena was $620.1 million, the basic earnings per share was $12.53 per share and the diluted earnings per share was $12.10

At March 31, 2019, Arena’s cash, cash equivalents and investments balance was approximately $1.3 billion and approximately 49.5 million shares of Arena common stock were outstanding.

Conference Call & Webcast Information

Arena will host a conference call and live webcast with the investment community today, Wednesday, May 8, 2019, at 4:30 PM EDT to discuss the financial results and provide a corporate update.

When: Wednesday, May 8, 2019, at 4:30 PM EDT

Dial-in: (877) 643-7155 (United States) or (914) 495-8552 (International)

Conference ID: 5285824

Please join the conference call at least 10 minutes early to register. You can access the live webcast under the investor relations section of Arena’s website at: www.arenapharm.com. A replay of the conference call will be archived under the investor relations section of Arena’s website for 30 days shortly after the call.

About Arena Pharmaceuticals

Arena Pharmaceuticals is driven to deliver novel, transformational medicines with optimized pharmacology and pharmacokinetics to patients globally. Arena's proprietary pipeline includes multiple potentially first- or best-in-class assets with broad clinical utility. Etrasimod (APD334), with potential utility in a broad range of immune and inflammatory conditions, is being evaluated in late-stage clinical programs in ulcerative colitis (UC) and Crohn's disease, as well as in programs for other indications such as atopic dermatitis. Arena is also evaluating olorinab (APD371) in a Phase 2 program for gastrointestinal pain. Arena continues to assess other earlier research and development stage drug candidates, including APD418 for decompensated heart failure.

Arena has additional license agreements and partnerships, including with United Therapeutics (ralinepag in a Phase 3 program for pulmonary arterial hypertension), Everest Medicines Limited (etrasimod in Greater China and select Asian countries), Boehringer Ingelheim International GmbH (undisclosed target – preclinical), Outpost Medicine, LLC (undisclosed target – preclinical), and Eisai Co., Ltd. and Eisai Inc. (BELVIQ® – marketed product).

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements may be identified by words such as “expected,” “potential,” “plan,” “in development for,” “targeting,” “will,” “driven to,” “evaluated” or “evaluating,” and include, without limitation, statements about the following: design, initiation, enrollment, data and results, and timing relating to ongoing and intended trials; the potential of Arena’s drug candidates, including to be first- or best-in-class or transformative, have optimized pharmacology and pharmacokinetics, have broad clinical utility, and be delivered to patients globally; Arena’s position and ability to execute on its programs; Arena’s drive; and the potential of Arena’s assets, programs, licenses, and collaborations. For such statements, Arena claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Arena's expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the following: clinical trials and other studies may not proceed at the time or in the manner expected or at all; the timing and outcome of research, development and regulatory review is uncertain, and Arena’s drug candidates may not advance in development or be approved for marketing; enrolling patients in Arena’s ongoing and intended clinical trials is competitive and challenging; risks related to developing and commercializing drugs; Arena may need additional funds to advance all of its programs, and you and others may not agree with the manner Arena allocates its resources; risks and uncertainties relating to cash and revenues that may be generated from product sales or other sources, including the impact of competition; Arena's revenues are based in part on estimates, judgment and accounting policies, and incorrect estimates or disagreement regarding estimates or accounting policies may result in changes to Arena's guidance or previously reported results; risks related to unexpected or unfavorable new data; nonclinical and clinical data is voluminous and detailed, and regulatory agencies may interpret or weigh the importance of data differently and reach different conclusions than Arena or others, request additional information, have additional recommendations or change their guidance or requirements before or after approval; results of clinical trials and other studies are subject to different interpretations and may not be predictive of future results; topline data may not accurately reflect the complete results of a particular study or trial; satisfactory resolution of litigation or other disagreements with others; government and third-party payor actions, including relating to reimbursement and pricing; risks related to relying on licenses or collaborative arrangements, including lack of control and potential disputes; the entry into or modification or termination of licenses or collaborative arrangements; and Arena's and third parties' intellectual property rights. Additional factors that could cause actual results to differ materially from those stated or implied by Arena's forward-looking statements are disclosed in Arena's filings with the Securities and Exchange Commission (SEC), including but not limited to Arena’s Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 28, 2019. These forward-looking statements represent Arena's judgment as of the time of this release. Arena disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Corporate Contact:

Kevin R. Lind

Arena Pharmaceuticals, Inc.

Executive Vice President and

Chief Financial Officer

klind@arenapharm.com

858.210.3636

Media Contact:

Matt Middleman, MD

LifeSci Public Relations

matt.middleman@lifescipublicrelations.com

646.627.8384

(Tables Follow)

Arena Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three months ended
	March 31,
	2019	2018
	(unaudited)	(unaudited)
Revenues
United Therapeutics revenue	$800,000	$—
Royalty revenue	973	727
Collaboration and other revenue	84	1,028
Total revenues	801,057	1,755

Operating Costs & Expenses
Research & development	45,396	21,573
General & administrative	16,578	11,151
Transaction costs	14,573	—
Total operating costs & expenses	76,547	32,724
Income (loss) from operations	724,510	(30,969)

Total interest & other income (expense), net	5,957	(164)
Income (loss) from continuing operations before income taxes	730,467	(31,133)
Income tax provision	(110,333)	—
Income (loss) from continuing operations	620,134	(31,133)
Loss from discontinued operations	—	(830)
Net income (loss)	$620,134	$(31,963)

Net income (loss) per share, basic:
Continuing operations	$12.53	$(0.78)
Discontinued operations	—	(0.02)
	$12.53	$(0.80)

Net income (loss) per share, diluted:
Continuing operations	$12.10	$(0.78)
Discontinued operations	—	(0.02)
	$12.10	$(0.80)

Shares used in calculating net income (loss) per share, basic:	49,478	39,996
Shares used in calculating net income (loss) per share, diluted:	51,255	39,996

Arena Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheet Data

(In thousands)

	March 31, 2019	December 31, 2018
	(unaudited)	(unaudited)[1]
Assets
Cash & cash equivalents	$727,404	$161,037
Accounts receivable	3,083	5,086
Deferred tax assets	—	110,333
Prepaid expenses & other current assets	18,520	10,008
Total available-for-sale investments	542,265	367,006
Land, property & equipment, net	23,445	23,114
Other non-current assets	15,336	10,319
Total assets	$1,330,053	$686,903

Liabilities & Stockholders’ Equity
Accounts payable & accrued liabilities	$28,299	$26,635
Total lease financing obligations & other long-term liabilities	58,317	54,010
Total stockholders’ equity	1,243,437	606,258
Total liabilities & stockholders’ equity	$1,330,053	$686,903

1 The Condensed Consolidated Balance Sheet Data has been derived from the audited financial statements as of that date.

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